SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      FIRST TRUST EXCHANGE-TRADED FUND II
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             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                             See Exhibit 1
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


120 East Liberty Drive, Suite 400, Wheaton, Illinois              60187
----------------------------------------------------       -------------------
      (Address of Principal Executive Offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED

   Common Shares of Beneficial Interest,            The NASDAQ Stock Market(R)
        $0.01 par value per share,
                    of
First Trust Indxx Global Natural Resources
                Income ETF

   Common Shares of Beneficial Interest,            The NASDAQ Stock Market(R)
        $0.01 par value per share,
                    of
 First Trust Indxx Global Agriculture ETF


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[  ]

Securities Act registration statement file number to which this form relates:
333-143964.



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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                          TITLE OF EACH CLASS TO BE REGISTERED


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the "Shares"), of the First Trust Indxx Global Natural Resources Income ETF and First Trust Indxx Global Agriculture ETF (the "Funds"), each a series of the First Trust Exchange-Traded Fund II (the "Registrant"). This amendment is being filed in connection with a change to the name and investment objectives of First Trust ISE Global Copper Index Fund (the "Copper Fund") and First Trust ISE Global Platinum Index Fund (the "Platinum Fund"), each also a series of the Registrant. Upon the effectiveness of the Registration Statement referenced below, the Copper Fund will be known as First Trust Indxx Global Natural Resources Income ETF and the Platinum Fund will be known as First Trust Indxx Global Agriculture ETF. The Trust has filed an amendment to its application for listing of the Shares of the Funds which has been approved by The NASDAQ Stock Market(R). A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-143964 and 811-21944), filed with the Securities and Exchange Commission on December 17, 2015. Such description is incorporated by reference herein.

ITEM 2.   EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A/A, no exhibits are filed herewith or incorporated by reference.



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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             FIRST TRUST EXCHANGE-TRADED FUND II



                                             By: /s/ W. Scott Jardine
                                                 ------------------------------
                                                   W. Scott Jardine, Secretary

December 18, 2015



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                                   Exhibit 1

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                                                            I.R.S. EMPLOYER
                        FUND                               IDENTIFICATION NO.
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First Trust Indxx Global Natural Resources Income ETF          27-1763669
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First Trust Indxx Global Agriculture ETF                       27-1763829
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